Exhibit 32

WRITTEN STATEMENT OF

CHIEF EXECUTIVE OFFICER AND FINANCIAL OFFICERS

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chairman of the Board, President and Chief Executive Officer, the Senior Vice President Accounting, Administration and Corporate Secretary, and the Chief Financial Officer of Washington Real Estate Investment Trust (“WRIT”), each hereby certifies on the date hereof, that:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WRIT.

Dated: March 14, 2005	/S/ EDMUND B. CRONIN, JR.
Edmund B. Cronin, Jr.
Chairman of the Board, President & CEO

Dated: March 14, 2005	/S/ LAURA M. FRANKLIN
Laura M. Franklin
Senior Vice President
Accounting, Administration and Corporate Secretary

Dated: March 14, 2005	/S/ SARA L. GROOTWASSINK
Sara L. Grootwassink
Chief Financial Officer